Exhibit 99.1

STERIS CORPORATION

NEWS ANNOUNCEMENT

FOR IMMEDIATE RELEASE

STERIS CORPORATION ANNOUNCES FISCAL 2015 SECOND QUARTER RESULTS

• 21% Revenue Growth Fueled by Organic Growth and Acquisitions

• Healthcare Revenue Grows 27%, 8% Organic

• Diluted EPS Grows 4% on U.S. GAAP basis and 24% Adjusted

• Board of Directors Approves Quarterly Dividend

Mentor, Ohio (November 4, 2014) - STERIS Corporation (NYSE: STE) today announced financial results for its fiscal 2015 second quarter ended September 30, 2014. As reported, fiscal 2015 second quarter revenue increased 21% to $462.7 million compared with $383.8 million in the second quarter of fiscal 2014. As reported, net income was $31.0 million, or $0.52 per diluted share, compared with net income of $29.7 million, or $0.50 per diluted share in the second quarter of fiscal 2014.

Adjusted Results

On an adjusted basis, net income for the second quarter of fiscal 2015 was $40.6 million, or $0.68 per diluted share, compared with adjusted net income of $32.6 million, or $0.55 per diluted share in the same prior year period. Please refer to the attached schedules for additional information, including reconciliations of adjusted “non-GAAP financial measures” to reported results.

“We are pleased to report that our business continues to perform well strategically, operationally, and financially,” said Walt Rosebrough, President and CEO of STERIS Corporation. “Our second quarter revenue grew 21% driven by acquisitions as well as strong organic growth in both Healthcare and Isomedix. We were able to leverage that revenue growth to drive a 24% improvement in adjusted earnings per diluted share. Given the strength of our first half and anticipated growth in the second half, we are revising our outlook for earnings for the full fiscal year to the upper end of our range, and now anticipate adjusted earnings per diluted share in the range of $2.86 - $2.91.”

Segment Results

As reported, Healthcare revenue in the quarter increased 27% to $351.2 million compared with $277.3 million in the second quarter of fiscal 2014. Healthcare organic revenue grew 8% in the quarter. Consumable revenue increased 13% and service revenue grew 65% driven by both organic growth and

STERIS Corporation

News Announcement

the acquisition of IMS. In addition, capital equipment revenue grew 9% with growth in both infection prevention and surgical solutions. As reported, segment operating income was $29.9 million compared with $25.9 million in last year’s second quarter. Adjusted segment operating income increased 49% to $45.2 million in the second quarter of fiscal 2015 compared with $30.3 million in the same period last year. The increase in adjusted segment operating income year-over-year was primarily driven by improved gross margins, acquisitions and the increased volume.

Life Sciences second quarter revenue increased 1% to $59.1 million compared with $58.4 million in the second quarter of fiscal 2014. Contributing to the quarter, consumable revenue increased 14% and service revenue grew 4%, which were offset by a 15% decline in capital equipment revenue. As reported, segment operating income was $13.0 million compared with $14.0 million in last year’s second quarter. Adjusted segment operating income was $13.2 million compared with $14.1 million in the same period last year. The decline in operating income is primarily attributable to increased corporate allocation charges relating to incentive compensation as compared with the prior year period.

Fiscal 2015 second quarter revenue for Isomedix Services increased 9% to $51.9 million compared with $47.4 million in the second quarter of fiscal 2014. Revenue benefited from increased volumes from core medical device Customers. As reported, segment operating income was $14.4 million compared with $13.7 million in last year’s second quarter. Adjusted segment operating income increased slightly to $14.5 million in the quarter compared with $14.0 million in the second quarter of last year, as the increase in volume was somewhat offset by higher quality and regulatory expenses and increased corporate allocation charges relating to incentive compensation as compared with the prior year period.

Cash Flow

Net cash provided by operations for the first six months of fiscal 2015 was $104.9 million, compared with $80.0 million in the same period last year. Free cash flow (see note 1) for the first half of fiscal 2015 was $69.2 million, compared with $32.9 million in the first half of last year. The increase in free cash flow is primarily due to the impact of working capital improvements and lower capital expenditures.

STERIS Corporation

News Announcement

Dividend Announcement

The Company also announced today that STERIS’s Board of Directors has authorized a quarterly dividend of $0.23 per common share. The dividend is payable December 23, 2014 to shareholders of record at the close of business on November 26, 2014.

Outlook

Based upon current trends, the Company is affirming its original revenue growth outlook for fiscal 2015 of 15-17%. However, given the strength in the first half of the year and anticipated second half performance, the Company now anticipates adjusted earnings per diluted share in the range of $2.86 to $2.91 for the full fiscal year, which is at the high-end of the original outlook. STERIS’s outlook excludes any potential impact from the proposed Synergy Health acquisition described below.

Acquisition of Synergy Health

On October 13, 2014, the Company commenced a “recommended offer” to acquire Synergy Health plc in a cash and stock transaction valued at $1.9 billion. As indicated in the transaction announcement, the combined business is expected to have approximately $2.6 billion in annual revenues from over 60 countries, approximately 14,000 employees, and will combine STERIS’s strong presence in North America with Synergy Health’s strong positions across Europe.

Commenting on the transaction, Mr. Rosebrough stated, “STERIS’s recently announced proposed acquisition of Synergy Health is a strategic step in our goal to be a stronger global leader in infection prevention and sterilization. Together, we create a balanced portfolio of products and services that can be tailored to best serve the evolving needs of our global Customers. Once the transaction is completed, New STERIS will be a stronger global leader in infection prevention and sterilization, better-positioned to provide comprehensive solutions to medical device companies, pharma companies, and hospitals around the world.”

The transaction is subject to certain customary closing conditions, including approvals by STERIS and Synergy Health shareholders as well as regulatory approvals in the U.S. and U.K., and is anticipated to close by March 31, 2015.

STERIS Corporation

News Announcement

Conference Call

In conjunction with this release, STERIS Corporation management will host a conference call tomorrow at 10:00 a.m. Eastern Standard time. The conference call can be heard live over the Internet at www.steris-ir.com or via phone by dialing 1-800-369-8428 in the United States and Canada, and 1-773-799-3378 internationally, then referencing the password “STERIS”.

For those unable to listen to the conference call live, a replay will be available beginning at 12:00 p.m. Eastern Standard time on November 5, 2014 either over the Internet at www.steris-ir.com or via phone by calling 1-800-856-2254 in the United States and Canada, and 1- 402-280-9961 internationally.

U.K. Takeover Code Directors’ Confirmation

Under Rule 28.1 of the U.K.’s City Code on Takeovers and Mergers (the “Takeover Code”) which applies in light of our proposed acquisition of Synergy Health, our directors must provide a so-called “directors’ confirmation” in respect of our Consolidated Net Income for the three months ended September 30, 2014 reported in this announcement (the “Net Income Statement”) and the outlook contained in this announcement (the “Outlook”) since they constitute an unaudited profit estimate and profit forecast respectively for the purposes of the Takeover Code. Accordingly, our directors confirm that:

(i)	the Net Income Statement has been properly compiled on the basis of the assumptions contained or referred to in our Quarterly Report on Form 10-Q for the three months ended September 30, 2014;

(ii)	the Outlook has been properly compiled on the basis of the assumptions contained in our current report on Form 8-K dated May 8, 2014 under the section captioned “Outlook”, and the assumptions contained in our Annual Report on Form 10-K for the year ended March 31, 2014 dated May 29, 2014; and

(iii)	the basis of accounting used for the purposes of preparing Net Income Statement and the Outlook is consistent with our accounting policies.

About STERIS

The mission of STERIS Corporation is to help our Customers create a healthier and safer world by providing innovative healthcare and life science product and service solutions around the globe. The Company is listed on the New York Stock Exchange under the symbol STE. For more information, visit www.steris.com.

STERIS Corporation

News Announcement

(1)	Free cash flow is a non-GAAP number used by the Company as a measure to gauge its ability to fund future debt principal repayments, growth outside of core operations, repurchase common shares, and pay cash dividends. Free cash flow is defined as cash flows from operating activities less purchases of property, plant, equipment and intangibles, net, plus proceeds from the sale of property, plant, equipment and intangibles. STERIS’s calculation of free cash flow may vary from other companies.

Contact: Julie Winter, Director, Investor Relations at 440-392-7245.

No Offer or Solicitation

This document is provided for informational purposes only and does not constitute an offer to sell, or an invitation to subscribe for, purchase or exchange, any securities or the solicitation of any vote or approval in any jurisdiction, nor shall there be any sale, issuance, exchange or transfer of the securities referred to in this document in any jurisdiction in contravention of applicable law.

Forward-Looking Statements

This document may contain statements concerning certain trends, expectations, forecasts, estimates, or other forward-looking information affecting or relating to Synergy or STERIS or its industry, products or activities that are intended to qualify for the protections afforded “forward-looking statements” under the Private Securities Litigation Reform Act of 1995 and other laws and regulations. Forward-looking statements speak only as to the date of this document and may be identified by the use of forward-looking terms such as “may,” “will,” “expects,” “believes,” “anticipates,” “plans,” “estimates,” “projects,” “targets,” “forecasts,” “outlook,” “impact,” “potential,” “confidence,” “improve,” “optimistic,” “deliver,” “comfortable,” “trend”, and “seeks,” or the negative of such terms or other variations on such terms or comparable terminology. Many important factors could cause actual results to differ materially from those in the forward-looking statements including, without limitation, disruption of production or supplies, changes in market conditions, political events, pending or future claims or litigation, competitive factors, technology advances, actions of regulatory agencies, and changes in laws, government regulations, labeling or product approvals or the application or interpretation thereof. Other risk factors are described

STERIS Corporation

News Announcement

herein and in STERIS and Synergy’s other securities filings, including Item 1A of STERIS’s Annual Report on Form 10-K for the year ended March 31, 2014 dated May 29, 2014 and in Synergy’s annual report and accounts for the year ended 30 March 2014 (section headed “principal risks and uncertainties”). Many of these important factors are outside of STERIS’s or Synergy’s control. No assurances can be provided as to any result or the timing of any outcome regarding matters described herein or otherwise with respect to any regulatory action, administrative proceedings, government investigations, litigation, warning letters, consent decree, cost reductions, business strategies, earnings or revenue trends or future financial results. References to products and the consent decree are summaries only and should not be considered the specific terms of the decree or product clearance or literature. Unless legally required, STERIS and Synergy do not undertake to update or revise any forward-looking statements even if events make clear that any projected results, express or implied, will not be realized. Other potential risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements include, without limitation, (a) the receipt of approval of both STERIS’s shareholders and Synergy’s shareholders, (b) the regulatory approvals required for the transaction not being obtained on the terms expected or on the anticipated schedule, (c) the parties’ ability to meet expectations regarding the timing, completion and accounting and tax treatments of the transaction, (d) the possibility that the parties may be unable to achieve expected synergies and operating efficiencies in connection with the transaction within the expected time-frames or at all and to successfully integrate Synergy’s operations into those of STERIS, (e) the integration of Synergy’s operations into those of STERIS being more difficult, time-consuming or costly than expected, (f) operating costs, customer loss and business disruption (including, without limitation, difficulties in maintaining relationships with employees, customers, clients or suppliers) being greater than expected following the transaction, (g) the retention of certain key employees of Synergy being difficult, (h) changes in tax laws or interpretations that could increase our consolidated tax liabilities, including, if the transaction is consummated, changes in tax laws that would result in New STERIS being treated as a domestic corporation for United States federal tax purposes, (i) the potential for increased pressure on pricing or costs that leads to erosion of profit margins, (j) the possibility that market demand will not develop for new technologies, products or applications or services, or business initiatives will take longer, cost more or produce lower benefits than anticipated, (k) the possibility that application of or compliance with laws, court rulings, certifications, regulations, regulatory actions, including without limitation those relating to FDA warning notices or letters, government investigations, the outcome of any pending FDA requests, inspections or submissions, or

STERIS Corporation

News Announcement

other requirements or standards may delay, limit or prevent new product introductions, affect the production and marketing of existing products or services or otherwise affect Company performance, results, prospects or value, (l) the potential of international unrest, economic downturn or effects of currencies, tax assessments, adjustments or anticipated rates, raw material costs or availability, benefit or retirement plan costs, or other regulatory compliance costs, (m) the possibility of reduced demand, or reductions in the rate of growth in demand, for products and services, (n) the possibility that anticipated growth, cost savings, new product acceptance, performance or approvals, or other results may not be achieved, or that transition, labor, competition, timing, execution, regulatory, governmental, or other issues or risks associated with STERIS and Synergy’s businesses, industry or initiatives including, without limitation, the consent decree or those matters described in STERIS’s Form 10-K for the year ended March 31, 2014 and other securities filings, may adversely impact Company performance, results, prospects or value, (o) the possibility that anticipated financial results or benefits of recent acquisitions, or of STERIS’s restructuring efforts will not be realized or will be other than anticipated, (p) the effects of the contractions in credit availability, as well as the ability of STERIS and Synergy’s customers and suppliers to adequately access the credit markets when needed, and (q) those risks described in STERIS’s Annual Report on Form 10-K for the year ended March 31, 2014, and other securities filings.

Important Additional Information Regarding the Transaction Will Be Filed With The SEC

It is expected that the shares of New STERIS to be issued by New STERIS to Synergy Shareholders in the U.K. law scheme of arrangement transaction that forms a part of the transaction will be issued in reliance upon the exemption from the registration requirements of the Securities Act of 1933, as amended, provided by Section 3(a)(10) thereof.

In connection with the issuance of New STERIS shares to STERIS shareholders pursuant to the merger that forms a part of the transaction, New STERIS will file with the SEC a registration statement on Form S-4 that will contain a prospectus of New STERIS as well as a proxy statement of STERIS relating to the merger that forms a part of the transaction, which we refer to together as the Form S-4/Proxy Statement.

INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE FORM S-4/PROXY STATEMENT, AND OTHER DOCUMENTS FILED WITH THE SEC IN CONNECTION WITH THE TRANSACTION CAREFULLY AND IN THEIR ENTIRETY, BECAUSE THEY WILL CONTAIN

STERIS Corporation

News Announcement

IMPORTANT INFORMATION ABOUT THE TRANSACTION, THE PARTIES TO THE TRANSACTION AND THE RISKS ASSOCIATED WITH THE TRANSACTION. Those documents, if and when filed, as well as STERIS’S and New STERIS’s other public filings with the SEC may be obtained without charge at the SEC’s website at www.sec.gov, at STERIS’s website at www.steris-ir.com. Security holders and other interested parties will also be able to obtain, without charge, a copy of the Form S-4/Proxy Statement and other relevant documents (when available) by directing a request by mail or telephone Julie_Winter@steris.com or (440) 392-7245. Security holders may also read and copy any reports, statements and other information filed with the SEC at the SEC public reference room at 100 F Street N.E., Room 1580, Washington, D.C. 20549. Please call the SEC at (800) 732-0330 or visit the SEC’s website for further information on its public reference room.

Synergy and New STERIS are each organised under the laws of England. Some of the officers and directors of Synergy and New STERIS are residents of countries other than the United States. As a result, it may not be possible to sue Synergy, New STERIS or such persons in a non-US court for violations of US securities laws. It may be difficult to compel Synergy, New STERIS and their respective affiliates to subject themselves to the jurisdiction and judgment of a US court or for investors to enforce against them the judgments of US courts.

Participants in the Solicitation

STERIS, its directors and certain of its executive officers may be considered participants in the solicitation of proxies in connection with the transactions contemplated by the Proxy Statement. Information about the directors and executive officers of STERIS is set forth in its Annual Report on Form 10-K for the year ended 31 March, 2014, which was filed with the SEC on 29 May, 2014, and its proxy statement for its 2014 annual meeting of shareholders, which was filed with the SEC on 9 June, 2014. Other information regarding potential participants in the proxy solicitations and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the Proxy Statement/Prospectus when it is filed.

STERIS Corporation

Consolidated Condensed Statements of Operations

(In thousands, except per share data)

	Three Months Ended		Six Months Ended
	September 30,		September 30,
	2014	2013	2014	2013
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Revenues	$462,729	$383,762	$875,372	$751,414
Cost of revenues	269,073	229,256	511,737	450,062
Cost of revenues—Restructuring	(336)	—	(450)	—

Cost of revenues, net	268,737	229,256	511,287	450,062

Gross profit	193,992	154,506	364,085	301,352
Operating expenses:
Selling, general, and administrative	126,292	90,661	239,980	184,590
Research and development	13,006	13,527	25,415	25,380
Restructuring expense	1,271	18	1,099	70

Total operating expenses	140,569	104,206	266,494	210,040

Income from operations	53,423	50,300	97,591	91,312
Non-operating expense, net	4,912	4,642	9,374	9,381
Income tax expense	17,507	15,915	32,676	19,871

Net income	$31,004	$29,743	$55,541	$62,060

Earnings per common share (EPS) data:
Basic	$0.52	$0.50	$0.94	$1.05

Diluted	$0.52	$0.50	$0.93	$1.04

Cash dividends declared per common share outstanding	$0.23	$0.21	$0.44	$0.40
Weighted average number of common shares outstanding used in EPS computation:
Basic number of common shares outstanding	59,375	59,027	59,272	59,016
Diluted number of common shares outstanding	60,020	59,762	59,917	59,776

STERIS Corporation

Consolidated Condensed Balance Sheets

(In thousands)

	September 30,	March 31,
	2014	2014
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$147,413	$152,802
Accounts receivable, net	288,587	313,686
Inventories, net	184,447	155,146
Other current assets	53,088	53,111

Total Current Assets	673,535	674,745
Property, plant, and equipment, net	474,967	454,410
Goodwill and intangible assets, net	869,022	747,715
Other assets	9,883	10,292

Total Assets	$2,027,407	$1,887,162

Liabilities and Equity
Current liabilities:
Accounts payable	$90,436	$102,430
Other current liabilities	154,444	152,076

Total Current Liabilities	244,880	254,506
Long-term debt	619,950	493,480
Other liabilities	94,717	97,930
Equity	1,067,860	1,041,246

Total Liabilities and Equity	$2,027,407	$1,887,162

STERIS Corporation

Segment Data

(In thousands)

	Three Months Ended		Six Months Ended
	September 30,		September 30,
	2014	2013	2014	2013
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Segment Revenues:
Healthcare	$351,169	$277,332	$653,979	$536,220
Life Sciences	59,148	58,382	117,762	118,297
STERIS Isomedix Services	51,850	47,411	103,043	95,635

Total Reportable Segments	462,167	383,125	874,784	750,152
Corporate and Other	562	637	588	1,262

Total Segment Revenues	$462,729	$383,762	$875,372	$751,414

	Three Months Ended		Six Months Ended
	September 30,		September 30,
	2014	2013	2014	2013
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Segment Operating Income:
Healthcare	$29,943	$25,926	$47,909	$40,873
Life Sciences	13,048	14,041	24,993	26,580
STERIS Isomedix Services	14,399	13,712	30,590	28,430

Total Reportable Segments	57,390	53,679	103,492	95,883
Corporate and Other	(3,967)	(3,379)	(5,901)	(4,571)

Total Operating Income	$53,423	$50,300	$97,591	$91,312

STERIS Corporation

Consolidated Condensed Statements of Cash Flows

(In thousands)

	Six Months Ended
	September 30,
	2014	2013
	(Unaudited)	(Unaudited)
Operating Activities:
Net income	$55,541	$62,060
Non-cash items	49,078	45,163
Changes in operating assets and liabilities	289	(27,178)

Net cash provided by operating activities	104,908	80,045
Investing Activities:
Purchases of property, plant, equipment, and intangibles, net	(36,527)	(47,110)
Proceeds from sale of property, plant, equipment and intangibles	796	8
Investments in businesses, net of cash acquired	(179,380)	(115)

Net cash used in investing activities	(215,111)	(47,217)
Financing Activities:
Payments on long-term obligations, net	—	(30,000)
Proceeds under credit facilities, net	126,470	46,230
Deferred financing fees and debt issuance costs	—	(43)
Repurchases of common shares	(5,440)	(18,653)
Cash dividends paid to common shareholders	(26,118)	(23,644)
Stock option and other equity transactions, net	8,686	9,159
Tax benefit from share-based compensation	4,505	1,462

Net cash provided by and used in financing activities	108,103	(15,489)
Effect of exchange rate changes on cash and cash equivalents	(3,289)	4,447

Decrease in cash and cash equivalents	(5,389)	21,786
Cash and cash equivalents at beginning of period	152,802	142,008

Cash and cash equivalents at end of period	$147,413	$163,794

The following table presents a financial measure which is considered to be “non-GAAP financial measures” under Securities Exchange Commission rules. Free cash flow is defined by the Company as cash flows from operating activities less purchases of property, plant, equipment and intangibles, net (capital expenditures) plus proceeds from the sale of property, plant, equipment and intangibles. The Company uses free cash flow as a measure to gauge its ability to fund future principal debt repayments and growth outside of core operations, repurchase common shares, and pay cash dividends. STERIS’s calculation of free cash flow may vary from other companies.

	Six Months Ended
	September 30,
	2014	2013
	(Unaudited)	(Unaudited)
Calculation of Free Cash Flow:
Cash flows from operating activities	$104,908	$80,045
Purchases of property, plant, equipment, and intangibles, net	(36,527)	(47,110)
Proceeds from the sale of property, plant, equipment, and intangibles	796	8

Free Cash Flow	$69,177	$32,943

Twelve Months Ended
March 31,
2015
(Outlook)
Calculation of free cash flow for outlook:
Cash flows from operating activities	$230,000
Purchases of property, plant, equipment, and intangibles, net	(95,000)

Free Cash Flow	$135,000

STERIS Corporation

Non-GAAP Earnings Per Share and Outlook

Non-GAAP financial measures are presented with the intent of providing greater transparency to supplemental financial information used by management and the Board of Directors in their financial analysis and operational decision making. These amounts are disclosed so that the reader has the same financial data that management uses with the belief that it will assist investors and other readers in making comparisons to our historical operating results and analyzing the underlying performance of our operations for the periods presented.

We believe that the presentation of these non-GAAP financial measures, when considered along with our GAAP financial measures and the reconciliation to the corresponding GAAP financial measures, provide the reader with a more complete understanding of the factors and trends affecting our business than could be obtained absent this disclosure. It is important for the reader to note that the non-GAAP financial measure used may be calculated differently from, and therefore may not be comparable to, a similarly titled measure used by other companies.

	Three months ended		Six months ended
	September 30,		September 30,
	2014	2013	2014	2013
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Net Income per diluted share	$0.52	$0.50	$0.93	$1.04
Loss (gain) from fair value adjustment of acquistion related contingent consideration	—	—	0.02	—
Tax benefit, European restructuring	—	—	—	(0.15)
Inventory and property “step up” to fair value, net of tax	—	—	0.02	—
Amortization and impairment of purchased intangible assets, net of tax	0.12	0.04	0.17	0.08
Restructuring, net of tax	0.01	—	0.01	—
Acquisition related transaction and integration expenses, net of tax	0.03	0.01	0.07	0.01

Adjusted net income per diluted share	$0.68	$0.55	$1.22	$0.98

Twelve months ended
March 31,
2015
(Outlook)*
Net Income per diluted share	$2.48-$2.53
Inventory “step up” to fair value, net of tax	0.02
Amortization and impairment of purchased intangible assets, net of tax	0.24
Acquisition related transaction and integration expenses, net of tax	0.12

Adjusted net income per diluted share	$2.86-$2.91

*	All amounts are estimates.

STERIS Corporation

Non-GAAP Financial Measures

(In thousands, except per share data)

Non-GAAP financial measures are presented with the intent of providing greater transparency to supplemental financial information used by management and the Board of Directors in their financial analysis and operational decision making. These amounts are disclosed so that the reader has the same financial data that management uses with the belief that it will assist investors and other readers in making comparisons to our historical operating results and analyzing the underlying performance of our operations for the periods presented.

We believe that the presentation of these non-GAAP financial measures, when considered along with our GAAP financial measures and the reconciliation to the corresponding GAAP financial measures, provide the reader with a more complete understanding of the factors and trends affecting our business than could be obtained absent this disclosure. It is important for the reader to note that the non-GAAP financial measure used may be calculated differently from, and therefore may not be comparable to, a similarly titled measure used by other companies.

	Three months ended		Six months ended
	September 30,		September 30,
	2014	2013	2014	2013
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Gross Profit	$193,992	$154,506	$364,085	$301,352
Amortization of inventory “step up” to fair value	—	—	1,234	—
Restructuring	(336)	—	(450)	—

Adjusted gross profit	$193,656	$154,506	$364,869	$301,352

Selling, general and administrative expenses	$126,292	$90,661	$239,980	$184,590
Amortization and impairment of purchased intangible assets	(11,518)	(4,067)	(16,718)	(8,357)
Amortization of property “step up” to fair value	(31)	—	(54)	—
Acquisition related transaction and integration costs	(3,062)	(633)	(6,696)	(1,341)
(Loss) gain from fair value adjustment of acquistion related contingent consideration	—	—	(1,998)	—

Adjusted selling, general and administrative expenses	$111,681	$85,961	$214,514	$174,892

Operating income	$53,423	$50,300	$97,591	$91,312
Amortization of inventory and property “step up” to fair value	31	—	1,288	—
Amortization and impairment of purchased intangible assets	11,518	4,067	16,718	8,357
Acquisition related transaction and integration costs	3,062	633	6,696	1,341
Loss (gain) from fair value adjustment of acquistion related contingent consideration	—	—	1,998	—
Restructuring	935	18	649	70

Adjusted operating income	$68,969	$55,018	$124,940	$101,080

Net income attributable to common shareholders	$31,004	$29,743	$55,541	$62,060
Amortization of inventory and property “step up” to fair value	25	—	1,030	—
Amortization and impairment of purchased intangible assets, net of tax	7,098	2,481	10,342	5,098
Acquisition related transaction and integration costs	1,868	386	4,085	818
Loss (gain) from fair value adjustment of acquistion related contingent consideration	—	—	1,219	—
Tax benefit, European restructuring	—	—	—	(9,245)
Restructuring, net of tax	570	11	396	43

Adjusted net income attributable to common shareholders	$40,565	$32,621	$72,613	$58,774

Healthcare operating income	$29,943	$25,926	$47,909	$40,873
Amortization of inventory and property “step up” to fair value	31	—	1,288	—
Amortization and impairment of purchased intangible assets	11,418	3,728	16,516	7,675
Acquisition related transaction and integration costs	2,970	633	6,604	1,341
Loss (gain) from fair value adjustment of acquistion related contingent consideration	—	—	1,998	—
Restructuring	808	18	561	70

Adjusted Healthcare operating income	$45,170	$30,305	$74,876	$49,959

Life Sciences operating income	$13,048	$14,041	$24,993	$26,580
Amortization and impairment of purchased intangible assets	16	22	34	48
Acquisition related transaction and integration costs	50	—	50	—
Restructuring	124	—	110	—

Adjusted Life Sciences operating income	$13,238	$14,063	$25,187	$26,628

Isomedix operating income	$14,399	$13,712	$30,590	$28,430
Amortization and impairment of purchased intangible assets	84	317	168	634
Acquisition related transaction and integration costs	42	—	42	—
Restructuring	3	—	(22)	—

Adjusted Isomedix operating income	$14,528	$14,029	$30,778	$29,064

STERIS Corporation

Unaudited Supplemental Financial Data

Second Quarter Fiscal 2015

As of September 30, 2014

	FY 2015	FY 2014	FY 2015	FY 2014
Total Company Revenues	Q2	Q2	YTD	YTD
Capital Equipment	$143,488	$135,303	$263,883	$259,197
Consumables	113,357	100,006	223,402	199,040
Service	205,884	148,453	388,087	293,177

Total Recurring	319,241	248,459	611,489	492,217

Total Revenues, net	$462,729	$383,762	$875,372	$751,414

United States Revenues	$365,482	$297,650	$682,833	$586,003

United States Revenues as a % of Total	79%	78%	78%	78%
International Revenues	$97,247	$86,112	$192,539	$165,411
International Revenues as a % of Total	21%	22%	22%	22%

Segment Data	Q2	Q2	YTD	YTD
Healthcare
Revenues
Capital Equipment	$127,272	$116,331	$229,543	$218,005
Consumables	90,558	79,938	178,828	158,501
Service	133,339	81,063	245,608	159,714

Total Recurring	223,897	161,001	424,436	318,215

Total Healthcare Revenues, net	$351,169	$277,332	$653,979	$536,220

Operating Income	29,943	25,926	47,909	40,873

Adjusted Operating Income (1)	45,170	30,305	74,876	49,959
Life Sciences
Revenues
Capital Equipment	$16,216	$18,972	$34,340	$41,192
Consumables	22,799	20,068	44,574	40,539
Service	20,133	19,342	38,848	36,566

Total Recurring	42,932	39,410	83,422	77,105

Total Life Sciences Revenues	$59,148	$58,382	$117,762	$118,297

Operating Income	13,048	14,041	24,993	26,580

Adjusted Operating Income (1)	13,238	14,063	25,187	26,628
Isomedix Services
Revenues	$51,850	$47,411	$103,043	$95,635
Operating Income	14,399	13,712	30,590	28,430

Adjusted Operating Income (1)	14,528	14,029	30,778	29,064
Corporate and Other
Revenues	$562	$637	$588	$1,262
Operating Income (Loss)	(3,967)	(3,379)	(5,901)	(4,571)

Other Data	Q2	Q2	YTD	YTD
Product
Total product revenues	256,845	235,309	487,285	458,237
Total product cost of revenues	142,991	133,629	272,966	263,166
Restructuring expense	(336)	—	(450)	—
Amortization of inventory “step up” to fair value	—	—	1,234	—

Total product cost of revenues, adjusted (1)	143,327	133,629	272,182	263,166

Total product gross profit, adjusted (1)	113,518	101,680	215,103	195,071

As a percentage, adjusted (1)	44.2%	43.2%	44.1%	42.6%
Service
Total service revenues	205,884	148,453	388,087	293,177
Total service cost of revenues	125,746	95,627	238,321	186,896

Total service gross profit	80,138	52,826	149,766	106,281

As a percentage	38.9%	35.6%	38.6%	36.3%
Total Company gross profit margin, adjusted (1)	193,656	154,506	364,869	301,352

As a percentage, adjusted (1)	41.9%	40.3%	41.7%	40.1%

Healthcare Backlog	$117,178	$133,375	$117,178	$133,375
Life Sciences Backlog	46,102	47,813	46,102	47,813

Total Backlog	$163,280	$181,188	$163,280	$181,188
Free Cash Flow	$46,084	$21,979	$69,177	$32,943

Net Debt	$472,537	$344,726	$472,537	$344,726

(1)	Non-GAAP financial measures are presented with the intent of providing greater transparency to supplemental financial information used by management and the Board of Directors in their financial analysis and operational decision making. These amounts are disclosed so that the reader has the same financial data that management uses with the belief that it will assist investors and other readers in making comparisons to our historical operating results and analyzing the underlying performance of our operations for the periods presented.

We believe that the presentation of these non-GAAP financial measures, when considered along with our GAAP financial measures and the reconciliation to the corresponding GAAP financial measures, provide the reader with a more complete understanding of the factors and trends affecting our business than could be obtained absent this disclosure. It is important for the reader to note that the non-GAAP financial measure used may be calculated differently from, and therefore may not be comparable to, a similarly titled measure used by other companies.

This supplemental data is consistent with publicly disclosed information provided in quarterly conference calls, earnings releases and SEC filings, and is subject to all definitions, precautions and limitations contained in those disclosures. Please see the Company’s most recent 10-K for definitions (and reconciliation where appropriate) of adjusted measures, backlog, free cash flow and net debt.